Exhibit 10.16

EXECUTION VERSION

CONFIDENTIAL

September 30, 2016

Nordea Bank Finland plc, New York Branch, as Co-ordinator

1211 Avenue of the Americas, 23rd Floor

New York, New York 10036

The Mandated Lead Arrangers party to the Commitment Letter (as defined below)

Re:      Commitment Extension Letter

Ladies and Gentlemen:

Reference is made to (i) that certain Amended and Restated Commitment Letter, dated as of June 30, 2016, (as the same may be amended, restated, supplemented and/or otherwise modified from time to time, the “Commitment Letter”) among Genco Shipping & Trading Limited (the “Borrower”), Nordea Bank Finland plc, New York Branch (“Nordea”), Skandinaviska Enskilda Banken AB (publ) (“SEB”), DVB Bank SE (“DVB”), ABN AMRO Capital USA LLC (“ABN”), Crédit Agricole Corporate and Investment Bank (“CA-CIB”), Deutsche Bank AG Filiale Deutschlandgeschäft (“DB”), Crédit Industriel et Commercial (“CIC”) and BNP Paribas (“BNPP” and together with Nordea, SEB, DVB, ABN, CA-CIB, DB and CIC, the “Mandated Lead Arrangers”), (ii) that certain Extension of Waiver Termination Event, dated August 10, 2016 (the “First Extension of Waiver Termination Event”), among the Borrower and the Mandated Lead Arrangers, (iii) that certain Second Extension of Waiver Termination Event, dated August 25, 2016 (the “Second Extension of Waiver Termination Event”), among the Borrower and the Mandated Lead Arrangers and (iv) that certain Third Extension of Waiver Termination Event, dated September 14, 2016 (together with the First Extension of Waiver Termination Event and the Second Extension of Waiver Termination Event, the “Extensions of Waiver Termination Event”), among the Borrower and the Mandated Lead Arrangers. Capitalized terms used but not otherwise defined in this letter (this “Commitment Extension Letter”) shall have the respective meanings ascribed to such terms in the Commitment Letter.

We hereby request that the Mandated Lead Arrangers and Lenders agree to modify the Commitment Letter as follows (the “Modifications”):

(i)	to extend the termination of the Commitment Letter, and of the Commitments, set forth in the final sentence of Section 5 of the Commitment Letter from September 30, 2016 to October 7, 2016;

(ii)	to extend the Waiver Termination Event set forth in Section 8(i) of the Commitment Letter from September 30, 2016 to October 7, 2016;
(iii)

to extend the Waiver Termination Event set forth in Section 8(ii) of the Commitment Letter such that the Borrower may make any scheduled interest and amortization payments to be made on or prior to October 7, 2016;

(iv)	to extend the Waiver Termination Event set forth in Section 8(v) of the Commitment Letter, as extended by the Extensions of Waiver Termination Event, from September 30, 2016 to October 7, 2016;
(v)	to delete Sections 8(vii) and 8(viii) of the Commitment Letter; and
(vi)	to extend the dates set forth in the paragraphs in the Term Sheet entitled Closing Date, Borrowing Date, and Availability from September 30, 2016 to October 7, 2016.

Notwithstanding the requirements set forth in the second paragraph of Sections 4 and 8(ii) of the Commitment Letter, the Borrower shall be required to make all scheduled interest and amortization payments to be made on or prior to October 7. The failure to so make such payments will result in an immediate termination of the Modifications, the Commitments and the Commitment Letter.

We hereby agree that the Modifications shall be effective only to the extent set forth herein and we further acknowledge and agree that nothing in this Commitment Extension Letter, including the Modifications, and no actions undertaking by any Lender in connection herewith shall in any way (a) be construed as a waiver of any payments required to be made under the Commitment Document, (b) affect the right of any Lender under any Commitment Document to demand compliance by any obligor thereunder with all terms and conditions of such Commitment Document, except as specifically modified or waived by the Waiver, (c) be deemed a waiver of any transaction or future action on the part of any obligor under any Commitment Document requiring any Lenders’ or the required Lenders’ consent or approval under such Commitment Document, or (d) except as waived or modified hereby or by the Commitment Letter, be deemed or construed to be a waiver or release of, or a limitation upon, any Lender’s exercise of any rights or remedies under any Commitment Document, including without limitation rights to take enforcement actions, whether arising as a consequence of any event of default or event which could reasonably be excepted to lead to an event of default, which may now exist or otherwise, under any Commitment Document, all such rights and remedies hereby being expressly reserved.

We hereby (a) affirm all of its obligations under the Commitment Letter as modified hereby and (b) agree that this Commitment Extension Letter and all documents executed in connection herewith do not operate to reduce or discharge its obligations under the Commitment Letter or other Commitment Documents.

Please indicate your consent by countersigning this letter agreement no later than 11:59 p.m., New York City time on September 30, 2016.

2

Notwithstanding anything contained herein, all other terms and conditions set forth in the Commitment Letter, the Term Sheet and any Fee Letter shall remain in full force and effect and all rights and obligations of the parties thereto remain in full force and effect. For the avoidance of doubt, the occurrence of a Waiver Termination Event under the Commitment Letter shall result in the termination of the Waivers thereunder and an event of default under each Existing Credit Facility.

[Remainder of page intentionally left blank; signature page follows]

3

Very truly yours,

GENCO SHIPPING & TRADING LIMITED

By:	/s/ Apostolos Zafolias
Name: Apostolos Zafolias
Title: Chief Financial Officer

[Signature Page to Commitment Extension Letter]

Agreed to and Accepted this

30th day of September 2016:

NORDEA BANK FINLAND PLC, NEW YORK BRANCH

By:	/s/ Erik Havnvik
Name: Erik Havnvik
Title: First Vice President

By:	/s/ Martin Lunder
Name: Martin Lunder
Title: Senior Vice President

[Signature Page to Commitment Extension Letter]

SKANDINAVISKA ENSKILDA BANKEN AB (PUBL)

By	/s/ Mats Holmström
Name: Mats Holmström
Title:

By	/s/ Olof Kajerdt
Name: Olof Kajerdt
Title:

[Signature Page to Commitment Extension Letter]

DVB BANK SE

By:	/s/ Christian Cruden
Name: Christian Cruden
Title: Vice President

By:	/s/ Andrea Strullato
Name: Andrea Strullato
Title: Vice President

[Signature Page to Commitment Extension Letter]

ABN AMRO CAPITAL USA LLC

By	/s/ Urvashi Zutshi
Name:
Title:

By	/s/ Jaap Kalverkamp
Name:
Title:

[Signature Page to Commitment Extension Letter]

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK

By	/s/ J. Duval
Name: J. Duval
Title: M.D.

By	/s/ Yannick Le Gourieres
Name: Yannick Le Gourieres
Title: Director

[Signature Page to Commitment Extension Letter]

DEUTSCHE BANK AG FILIALE DEUTSCHLANDGESCHÄFT

By:	/s/ Kerstin Seefeld
Name: Seefeld
Title: Director

By:	/s/ Bastian Duhmert
Name: Duhmert
Title: Director.

[Signature Page to Commitment Extension Letter]

CRÉDIT INDUSTRIEL ET COMMERCIAL

By:	/s/ Andrew McKuin
Name: Andrew McKuin
Title: Managing Director

By:	/s/ Adrienne Molloy
Name: Adrienne Molloy
Title: Managing Director

[Signature Page to Commitment Extension Letter]

BNP PARIBAS

By:	/s/ Eric Dulcire
Name: Dulcire Eric
Title: Director

By:	/s/ Vincent Pascal
Name: Vincent Pascal
Title: Managing Director

[Signature Page to Commitment Extension Letter]